As filed with the Securities and Exchange Commission on May 27, 2009

Registration No. 33-14662 and 33-47636

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________________

POST –EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

__________________________

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4035997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

__________________________

10889 Wilshire Boulevard

Los Angeles, California 90024

(310) 208-8800

(Address of Principal Executive Offices)

OCCIDENTAL PETROLEUM CORPORATION 1987 STOCK OPTION PLAN

(Full title of the plan)

Donald P. de Brier, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Occidental Petroleum Corporation

10889 Wilshire Boulevard

Los Angeles, California 90024

(310) 208-8800

(Name, address and telephone number, including area code, of agent for service)

__________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "larger accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒   Accelerated filer  ☐  Non-accelerated filer  ☐  (Do not check if a smaller reporting company)  Smaller reporting company  ☐

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

DEREGISTRATION OF UNSOLD SECURITIES

On June 1, 1987 and May 1, 1992, Occidental Petroleum Corporation (the "Company") filed with the Securities and Exchange Commission Registration Statements on Form S-8 (Registration Statement Nos. 33-14662 and 33-47636, respectively) (the "Forms S-8") registering 18,000,000 shares (on a post-split basis) of the Company’s Common Stock, $0.20 par value, including preferred stock purchase rights (the "Shares"), to be issued to participants under the Occidental Petroleum Corporation 1987 Stock Option Plan (the "Plan"). The Company is no longer issuing securities under the Plan. This Post-Effective Amendment No. 2 to the Registration Statements on Form S-8 is being filed in order to deregister all Shares that were registered under the Forms S-8 and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Occidental Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 26, 2009.

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ DONALD P. DE BRIER
Donald P. de Brier
Executive Vice President, General Counsel and Secretary